EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment to Registration Statement Nos. 333-105704, 333-105704-01, 333-105704-02, 333-105704-03,
333-105704-04, 333-105704-05, 333-105704-06, 333-105704-07 and 333-105704-08 of
PSEG Power LLC and its subsidiaries (the "Company") on Form S-3 of our report dated February 7, 2003, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in both Prospectuses, which are part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Parsippany, NJ

June 24, 2003